Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Johanna Schmitt	Mark Stoutenberg
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
AkamaiPR@akamai.com	mstouten@akamai.com

AKAMAI REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS

Third quarter revenue of $1.1 billion, up 6% year-over-year and up 7% when adjusted for foreign exchange*

Cloud Infrastructure Services revenue of $109 million, up 34% year-over-year and up 35% when adjusted for foreign exchange*

Security revenue of $622 million, up 9% year-over-year and up 10% when adjusted for foreign exchange*

GAAP net income per diluted share of $0.77, down 21% year-over-year and down 15% when adjusted for foreign exchange*, and non-GAAP net income per diluted share* of $1.77, down 5% year-over-year and down 2% when adjusted for foreign exchange*

2027 Cloud Infrastructure Services revenue projected to be $1.1 billion to $1.3 billion, with total company revenue growth of 17% to 22% year-over-year when adjusted for foreign exchange*

2028 total company revenue projected to exceed $7.0 billion

CAMBRIDGE, Mass. – November 5, 2026 – Akamai Technologies, Inc. (Nasdaq: AKAM), the cloud company that powers and protects an AI-driven world, today reported financial results for the third quarter ended September 30, 2026.

“Akamai delivered solid third quarter results, driven by continued momentum across security and Cloud Infrastructure Services (CIS),” said Dr. Tom Leighton, Akamai's Chief Executive Officer. “We are especially excited by the exceptional progress in Cloud Infrastructure Services, with more than $14 billion worth of multi-year commitments signed so far this year. We also recently expanded our cloud portfolio with the launch of Akamai Inference and Akamai Agent Sandbox. These new services enable enterprises to build and tune open-weight models based on their proprietary data and run agents within strictly enforced boundaries — all secured and powered on Akamai's AI-optimized cloud platform.

Given our CIS momentum, track record of execution and continued strong pipeline, we expect Akamai's overall revenue growth to accelerate to 17% to 22% year-over-year when adjusted for foreign exchange* in 2027. We expect further acceleration in 2028 with total revenue projected to exceed $7.0 billion,” Leighton added.

Akamai delivered the following results for the third quarter ended September 30, 2026:

Revenue: Revenue was $1.122 billion, a 6% increase over third quarter 2025 revenue of $1.055 billion and a 7% increase when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue was $622 million, up 9% year-over-year and up 10% when adjusted for foreign exchange*
•Delivery and other cloud applications revenue was $391 million, down 3% year-over-year and when adjusted for foreign exchange*
•Cloud infrastructure services revenue was $109 million, up 34% year-over-year and up 35% when adjusted for foreign exchange*

Revenue by geography:

•U.S. revenue was $559 million, up 5% year-over-year
•International revenue was $563 million, up 7% year-over-year and up 9% when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $109 million, a 35% decrease from third quarter 2025. GAAP operating margin for the third quarter was 10%, down 6 percentage points from the same period last year.

Non-GAAP income from operations* was $286 million, an 11% decrease from third quarter 2025. Non-GAAP operating margin* for the third quarter was 25%, down 6 percentage points from the same period last year.

Net income: GAAP net income was $117 million, a 16% decrease from third quarter 2025. Non-GAAP net income* was $262 million, down 3% from third quarter 2025.

EPS: GAAP net income per diluted share was $0.77, a 21% decrease from third quarter 2025 and a 15% decrease when adjusted for foreign exchange.* Non-GAAP net income per diluted share* was $1.77, a 5% decrease from third quarter 2025 and a 2% decrease when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* was $435 million, a 5% decrease from third quarter 2025.

Supplemental cash information: Cash from operations for the third quarter of 2026 was $433 million, or 39% of revenue. Cash, cash equivalents and marketable securities was $4.239 billion as of September 30, 2026.

Share repurchases: The Company did not repurchase shares of its common stock in the third quarter of 2026. The Company spent $616 million during the nine months ended September 30, 2026 to repurchase 5 million shares of common stock at a weighted average price of $123.19 per share. The Company had 144 million shares of common stock outstanding as of September 30, 2026.

Financial guidance: The Company reports the following financial guidance for the fourth quarter and full year 2026:

	Three Months Ending December 31, 2026		Year Ending December 31, 2026
	Low End	High End	Low End	High End
Revenue (in millions)	$1,145	$1,170	$4,440	$4,465
Non-GAAP operating margin *	24%	24%	25%	25%
Non-GAAP net income per diluted share *	$1.50	$1.70	$6.47	$6.68
Non-GAAP tax rate*	18%	18%	18.5%	18.5%
Shares used in non-GAAP per diluted share calculations * (in millions)	149	149	148	148

The Company also reports the following revenue guidance for the full year 2027 and full year 2028:

•2027 cloud infrastructure services revenue projected to be $1.1 billion to $1.3 billion, with total company revenue growth of 17% to 22% year-over-year when adjusted for foreign exchange*
•2028 total company revenue projected to exceed $7.0 billion

The guidance that is provided on a non-GAAP basis cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items Akamai excludes from non-GAAP measures. For example, stock-based compensation is unpredictable for Akamai’s performance-based awards, which can fluctuate significantly based on current expectations of the future achievement of performance-based targets. Amortization of intangible assets, acquisition-related costs and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, Akamai excludes certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items Akamai excludes and to estimate certain discrete tax items, such as the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

* See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020 (or 1-412-902-4238 for international calls) and using passcode Akamai Technologies call. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-669-9658 (or 1-412-317-0088 for international calls) and using passcode 9787784. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai is the cloud company that powers and protects an AI-driven world. Our cloud platform extends high-performance cloud computing from the core to the edge, enabling organizations to build and scale next-generation AI applications and providing comprehensive, multilayered security to safeguard enterprises against evolving cyberthreats. Learn more at akamai.com and akamai.com/blog, or follow Akamai Technologies on X and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,149,359	$930,231
Marketable securities	2,369,959	256,302
Accounts receivable, net	958,463	793,666
Prepaid expenses and other current assets	329,132	306,481
Total current assets	4,806,913	2,286,680
Marketable securities	719,261	733,228
Property and equipment, net	2,965,225	2,333,462
Operating lease right-of-use assets	1,801,891	1,469,700
Acquired intangible assets, net	588,948	614,542
Goodwill	3,352,563	3,206,525
Deferred income tax assets	874,082	622,776
Other assets	438,041	212,730
Total assets	$15,546,924	$11,479,643
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$203,902	$125,054
Accrued expenses	303,771	319,622
Deferred revenue	198,903	151,186
Convertible senior notes	1,148,346	—
Operating lease liabilities	391,037	336,613
Other current liabilities	13,025	35,043
Total current liabilities	2,258,984	967,518
Deferred revenue	21,143	17,088
Deferred income tax liabilities	46,275	31,089
Convertible senior notes	6,419,341	4,105,355
Operating lease liabilities	1,489,575	1,233,420
Other liabilities	162,978	147,802
Total liabilities	10,398,296	6,502,272
Total stockholders’ equity	5,148,628	4,977,371
Total liabilities and stockholders’ equity	$15,546,924	$11,479,643

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue	$1,121,961	$1,099,682	$1,054,630	$3,295,253	$3,113,263
Costs and operating expenses:
Cost of revenue (1) (2)	504,690	485,932	429,532	1,461,921	1,275,012
Research and development (1)	141,419	148,821	124,720	431,816	374,107
Sales and marketing (1)	164,397	170,045	144,867	491,504	425,237
General and administrative (1) (2)	174,237	187,686	161,719	525,732	480,249
Amortization of acquired intangible assets	26,331	25,089	27,783	76,607	83,141
Restructuring charge (benefit)	2,166	1,825	(15)	4,174	3,449
Total costs and operating expenses	1,013,240	1,019,398	888,606	2,991,754	2,641,195
Income from operations	108,721	80,284	166,024	303,499	472,068
Interest and marketable securities income, net	41,719	31,672	18,893	90,938	52,552
Interest expense	(10,630)	(9,078)	(7,915)	(27,965)	(22,866)
Other expense, net	(1,376)	(2,851)	(3,837)	(6,013)	(3,268)
Income before provision for income taxes	138,434	100,027	173,165	360,459	498,486
Provision for income taxes	21,330	20,623	32,995	57,632	131,527
Net income	$117,104	$79,404	$140,170	$302,827	$366,959

Net income per share:
Basic	$0.81	$0.55	$0.98	$2.09	$2.52
Diluted	$0.77	$0.52	$0.97	$2.00	$2.50

Shares used in per share calculations:
Basic	143,928	144,660	143,577	144,619	145,795
Diluted	151,166	153,686	144,811	151,625	147,041

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net income	$117,104	$79,404	$140,170	$302,827	$366,959
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	191,592	185,537	176,623	560,880	526,106
Stock-based compensation	131,917	146,290	115,423	406,888	340,177
(Benefit) provision for deferred income taxes	(17,047)	(2,732)	(19,717)	(21,528)	24,346
Amortization of debt issuance costs	4,572	3,032	1,926	9,752	5,176
Gain on investments	—	—	—	—	(9,313)
Other non-cash reconciling items, net	5,118	3,716	1,359	11,543	5,341
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(5,590)	(77,532)	8,551	(177,394)	(24,566)
Prepaid expenses and other current assets	19,017	(23,245)	11,598	(14,324)	(18,101)
Accounts payable and accrued expenses	11,782	26,941	22,047	(3,312)	(62,494)
Deferred revenue	(5,806)	(2,295)	(19,360)	48,180	3,757
Other current liabilities	(646)	(11,856)	(2,105)	(22,855)	(24,562)
Other non-current assets and liabilities	(18,976)	(994)	5,317	(28,846)	19,355
Net cash provided by operating activities	433,037	326,266	441,832	1,071,811	1,152,181
Cash flows from investing activities:
Cash (paid) received for business acquisition, net of cash acquired	(191,234)	(37)	—	(191,271)	790
Cash paid for asset acquisition	—	—	—	—	(29,930)
Purchases of property and equipment and capitalization of internal-use software development costs	(605,155)	(225,753)	(195,016)	(1,022,755)	(614,805)
Purchases of short- and long-term marketable securities	(62,251)	(2,106,653)	(181,470)	(2,330,359)	(851,265)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	97,740	79,482	6,999	212,828	1,326,224
Other, net	207	(1,304)	1,156	(2,895)	(5,365)
Net cash used in investing activities	(760,693)	(2,254,265)	(368,331)	(3,334,452)	(174,351)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	—	—	—	—	250,000
Repayment of borrowings under revolving credit facility	—	—	—	—	(250,000)
(Payments) proceeds from the issuance of convertible senior notes, net of issuance costs	(589)	3,452,749	(392)	3,452,160	1,701,796
Proceeds from the issuance of warrants related to convertible senior notes	—	657,125	—	657,125	330,855
Purchases of note hedges related to convertible senior notes	—	(893,725)	—	(893,725)	(605,820)
Repayment of convertible senior notes	—	—	—	—	(1,149,992)
Proceeds from the issuance of common stock under stock plans	22,400	14,348	19,656	58,367	48,897
Employee taxes paid related to net share settlement of stock-based awards	(19,390)	(43,502)	(12,052)	(169,466)	(109,981)
Repurchases of common stock	—	(409,858)	—	(615,744)	(799,963)
Other, net	(77)	(591)	(91)	(1,536)	(2,126)
Net cash provided by (used in) financing activities	2,344	2,776,546	7,121	2,487,181	(586,334)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(2,421)	6,251	(759)	(1,842)	20,742
Net (decrease) increase in cash, cash equivalents and restricted cash	(327,733)	854,798	79,863	222,698	412,238
Cash, cash equivalents and restricted cash at beginning of period	1,481,739	626,941	851,459	931,308	519,084
Cash, cash equivalents and restricted cash at end of period	$1,154,006	$1,481,739	$931,322	$1,154,006	$931,322

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION (1)

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Security	$621,892	$604,436	$568,437	$1,816,118	$1,651,046
Delivery and other cloud applications	391,266	395,927	405,014	1,176,401	1,241,974
Cloud infrastructure services	108,803	99,319	81,179	302,734	220,243
Total revenue	$1,121,961	$1,099,682	$1,054,630	$3,295,253	$3,113,263
Revenue growth rates year-over-year:
Security	9%	10%	10%	10%	9%
Delivery and other cloud applications	(3)	(6)	(5)	(5)	(4)
Cloud infrastructure services	34	39	39	37	33
Total revenue	6%	5%	5%	6%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
Security	10%	9%	9%	9%	9%
Delivery and other cloud applications	(3)	(5)	(6)	(5)	(4)
Cloud infrastructure services	35	39	39	37	33
Total revenue	7%	5%	4%	6%	5%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
U.S.	$558,618	$550,426	$529,978	$1,652,191	$1,586,324
International	563,343	549,256	524,652	1,643,062	1,526,939
Total revenue	$1,121,961	$1,099,682	$1,054,630	$3,295,253	$3,113,263
Revenue growth rates year-over-year:
U.S.	5%	4%	1%	4%	3%
International	7	6	9	8	7
Total revenue	6%	5%	5%	6%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
U.S.	5%	4%	1%	4%	3%
International	9	7	8	7	7
Total revenue	7%	5%	4%	6%	5%

(1) Beginning with the first quarter of 2026, the Company began reporting its revenue in three solution categories: security, delivery and other cloud applications and cloud infrastructure services. Recognizing cloud infrastructure services as a primary growth area and a significant focus of investment in the Company's cloud computing portfolio, the Company began reporting its revenue separately. Prior period amounts reported in the table for revenue by solution category have been recast to reflect this change.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Nine Months Ended
(in thousands, except end of period statistics)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Stock-based compensation:
Cost of revenue	$21,003	$24,659	$19,738	$67,339	$57,980
Research and development	51,134	53,997	42,415	153,988	124,486
Sales and marketing	24,682	26,456	22,413	76,119	67,116
General and administrative	35,098	41,178	30,857	109,442	90,595
Total stock-based compensation	$131,917	$146,290	$115,423	$406,888	$340,177

Depreciation and amortization:
Network-related depreciation	$90,751	$84,735	$82,245	$259,534	$242,394
Capitalized internal-use software development amortization	43,284	43,221	37,964	129,073	116,118
Other depreciation and amortization	15,587	17,400	16,219	50,238	47,977
Non-GAAP depreciation and amortization (1)	149,622	145,356	136,428	438,845	406,489
Capitalized stock-based compensation amortization (2)	15,469	14,924	12,285	44,931	36,112
Capitalized interest expense amortization (2)	170	168	127	497	364
Amortization of acquired intangible assets	26,331	25,089	27,783	76,607	83,141
Total depreciation and amortization	$191,592	$185,537	$176,623	$560,880	$526,106

Capital expenditures (1) (3):
Purchases of property and equipment	$376,833	$261,732	$141,641	$757,480	$425,228
Capitalized internal-use software development costs	87,313	84,804	82,522	259,539	239,016
Total capital expenditures	$464,146	$346,536	$224,163	$1,017,019	$664,244
Capex as a percentage of revenue (1)	41%	32%	21%	31%	21%

End of period statistics:
Number of employees	11,832	11,540	11,161

(1) See Use of Non-GAAP Financial Measures below for a definition
(2) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized related to cloud-computing arrangements. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(3) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND TAX RATE

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Income from operations	$108,721	$80,284	$166,024	$303,499	$472,068
GAAP operating margin	10%	7%	16%	9%	15%
Amortization of acquired intangible assets	26,331	25,089	27,783	76,607	83,141
Stock-based compensation	131,917	146,290	115,423	406,888	340,177
Amortization of capitalized stock-based compensation and capitalized interest expense	16,028	15,434	12,753	46,478	37,400
Restructuring charge (benefit)	2,166	1,825	(15)	4,174	3,449
Acquisition-related costs	491	1,788	17	1,520	1,386
Operating adjustments	176,933	190,426	155,961	535,667	465,553
Non-GAAP income from operations	$285,654	$270,710	$321,985	$839,166	$937,621
Non-GAAP operating margin	25%	25%	31%	25%	30%

Net income	$117,104	$79,404	$140,170	$302,827	$366,959
Operating adjustments (from above)	176,933	190,426	155,961	535,667	465,553
Amortization of debt issuance costs	4,572	3,032	1,926	9,752	5,176
Gain on cost method investments, net	—	—	—	—	(9,313)
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(36,525)	(37,039)	(29,150)	(111,079)	(52,016)
Non-GAAP net income	$262,084	$235,823	$268,907	$737,167	$776,359

GAAP tax rate	15%	21%	19%	16%	26%
Income tax effect of non-GAAP adjustments and certain discrete tax items	3	(1)	—	3	(7)
Non-GAAP tax rate	18%	20%	19%	19%	19%

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
GAAP net income per diluted share	$0.77	$0.52	$0.97	$2.00	$2.50
Adjustments to net income:
Amortization of acquired intangible assets	0.17	0.16	0.19	0.51	0.57
Stock-based compensation	0.87	0.95	0.80	2.68	2.31
Amortization of capitalized stock-based compensation and capitalized interest expense	0.11	0.10	0.09	0.31	0.25
Restructuring charge (benefit)	0.01	0.01	—	0.03	0.02
Acquisition-related costs	—	0.01	—	0.01	0.01
Amortization of debt issuance costs	0.03	0.02	0.01	0.06	0.04
Gain on cost method investments, net	—	—	—	—	(0.06)
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.24)	(0.24)	(0.20)	(0.73)	(0.35)
Adjustment for shares (1)	0.04	0.06	—	0.11	—
Non-GAAP net income per diluted share	$1.77	$1.59	$1.86	$4.97	$5.28

Shares used in GAAP per diluted share calculations	151,166	153,686	144,811	151,625	147,041
Impact of benefit from note hedge transactions (1)	(3,449)	(5,353)	—	(3,380)	—
Shares used in non-GAAP per diluted share calculations (1)	147,717	148,333	144,811	148,245	147,041

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the three and nine months ended September 30, 2026 and for the three months ended June 30, 2026 for the benefit of Akamai's note hedge transactions. During these periods, Akamai's average stock price exceeded the initial conversion price of one or more of Akamai's convertible senior notes. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income	$117,104	$79,404	$140,170	$302,827	$366,959
Net income margin	10%	7%	13%	9%	12%
Interest and marketable securities income, net	(41,719)	(31,672)	(18,893)	(90,938)	(52,552)
Provision for income taxes	21,330	20,623	32,995	57,632	131,527
Depreciation and amortization	149,622	145,356	136,428	438,845	406,489
Amortization of capitalized stock-based compensation and capitalized interest expense	16,028	15,434	12,753	46,478	37,400
Amortization of acquired intangible assets	26,331	25,089	27,783	76,607	83,141
Stock-based compensation	131,917	146,290	115,423	406,888	340,177
Restructuring charge (benefit)	2,166	1,825	(15)	4,174	3,449
Acquisition-related costs	491	1,788	17	1,520	1,386
Interest expense	10,630	9,078	7,915	27,965	22,866
Gain on cost method investments, net	—	—	—	—	(9,313)
Other expense, net	1,376	2,851	3,837	6,013	12,581
Adjusted EBITDA	$435,276	$416,066	$458,413	$1,278,011	$1,344,110
Adjusted EBITDA margin	39%	38%	43%	39%	43%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP financial measures). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP tax rate, capital expenditures, non-GAAP depreciation and amortization, capex as a percentage of revenue and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial measures and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of non-GAAP financial measures used in its financial reporting and investor presentations to the most directly comparable GAAP financial measures. This reconciliation can be found in the “Supplemental Financial Information” on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Stock-based compensation is an important aspect of the compensation paid to Akamai's employees which includes long-term incentive plans to encourage retention, performance-based plans to encourage achievement of specified financial targets, short-term incentive awards with a one year vest and shares issued as part of a retirement savings program. The grant date fair value of the stock-based compensation awards varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charge – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including acquired intangible assets, right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt issuance costs and capitalized interest expense – The issuance costs of Akamai's convertible senior notes are amortized to interest expense and are excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on cost method investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of cost method investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as the impact of intercompany sales of intellectual property related to acquisitions), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; legal settlements; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; amortization of debt issuance costs; amortization of capitalized interest expense; gains and losses on cost method investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per diluted share, or EPS – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average common shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of Akamai's convertible senior notes. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, Akamai would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2033, 2032, 2030, 2029 and 2027, and those that matured in 2025, unless Akamai's weighted average stock price is greater than $93.01, $190.81, $201.41, $126.31, $116.18 and $95.10, respectively, the initial conversion prices, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest and marketable securities income and losses; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; gains and losses on cost method investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Non-GAAP tax rate – GAAP tax rate excluding the tax effect of non-GAAP adjustments and certain discrete tax items.

Capital expenditures, or capex – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Capex as a percentage of revenue – Capital expenditures, or capex, stated as a percentage of revenue.

Non-GAAP depreciation and amortization – GAAP depreciation and amortization (which consists of depreciation and amortization of property and equipment, capitalized stock-based compensation, capitalized interest expense and acquired intangible assets), less depreciation and amortization excluded from non-GAAP results (which consists of depreciation and amortization of capitalized stock-based compensation, capitalized interest expense and acquired intangible assets).

Impact of foreign currency exchange rates – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our international subsidiaries weaken, generally its consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and related management commentary on our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai, including our outlook, guidance, growth objectives, statements about anticipated revenue growth rates and profitability trends for future periods, statements about the anticipated benefits, timing, revenue and capital expenditure associated with customer commitments, statements about the expected economics and profitability of our cloud infrastructure services contracts, statements about expected levels of capital expenditure and infrastructure deployment and statements about our products, including Akamai Inference Cloud, and their anticipated capabilities, scalability and performance. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “committed,” “positioned,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure, changing business models and competition from established and emerging providers of AI infrastructure and cloud computing services; changes in customer or user preferences or demands; impact of macroeconomic trends, including economic uncertainty, turmoil in the financial services industry, the effects of inflation, fluctuating interest rates, foreign currency exchange rate and monetary supply fluctuations, international tensions and volatility in capital markets; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine and the U.S.-Israel military conflict with Iran and related hostilities in the Middle East; continuing supply chain and logistics costs, constraints, changes or disruptions; risks associated with large customer commitments, including the customer’s ability to fulfill its purchase obligations, our ability to deploy the infrastructure necessary to service such commitments on anticipated timelines and our ability to procure sufficient hardware and memory at anticipated costs and on anticipated delivery schedules; our ability to convert pipeline opportunities into signed contracts; our ability to achieve projected levels of capital expenditure and the anticipated returns therefrom; defects or disruptions in our products or IT systems, including outages, cyber-attacks, data breaches or malware; difficulties in integrating our acquisitions and investments; failure to realize the expected benefits of any of our acquisitions, reorganizations or investments; changes to economic, political and regulatory conditions in the United States and internationally, including changes in government policies, regulations and resources; our ability to attract and retain key personnel; delay in developing or failure to develop new products, service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.